SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FEI COMPANY (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

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5350 NE Dawson Creek Drive
Hillsboro, OR 97124-5793

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on August 11, 2003

To the Shareholders of FEI COMPANY:

     A special meeting of our shareholders will be held on August 11, 2003 at 9:00 a.m. local time, at our new corporate headquarters located at 5350 NE Dawson Creek Drive, Hillsboro, Oregon, for the following purpose:

To approve an amendment to FEI’s Second Amended and Restated Articles of Incorporation, as amended, for the purpose of increasing the number of authorized shares of common stock,  no par value, from 45,000,000 to 70,000,000 shares.

     Only shareholders of record as of the close of business on June 20, 2003, the record date, will be entitled to notice of and to vote at the special meeting and any postponement, continuation or adjournment of the special meeting. At the close of business on the record date, we had outstanding and entitled to vote 32,873,218 shares of common stock and no shares of series A preferred stock. A list of our shareholders will be available at the special meeting and also will be available for inspection by shareholders of record during normal business hours from July ___, 2003 until the close of business on August 9, 2003 at our new corporate headquarters located at 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793.

     We urge you to carefully read the proxy statement containing more detailed information about the matter to be considered at the special meeting, which accompanies this notice.

     Your vote is important. Whether or not you plan on attending the special meeting, please take the time to date, mark and sign the enclosed proxy and return it in the enclosed postage-prepaid envelope. You may attend the meeting in person even though you have sent in your proxy, although attending the special meeting in person is not enough, in and of itself, to revoke your proxy.

By Order of the Board of Directors,

Bradley J. Thies Secretary

(This proxy statement is dated July __, 2003 and is first being mailed to FEI shareholders on or about July __, 2003)

FEI COMPANY

PROXY STATEMENT

Special Meeting of Shareholders

     We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the special meeting.

Information Concerning Solicitation and Voting

Date; Time; Place

     The special meeting will be held on August 11, 2003 at 9:00 a.m. local time, at our new corporate headquarters located at 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793. The phone number of our new principal executive office is (503) 726-7500.

Purpose of the Special Meeting

     The purpose of the special meeting is to approve an amendment to FEI’s Second Amended and Restated Articles of Incorporation, as amended, for the purpose of increasing the number of authorized shares of common stock, no par value, of FEI from 45,000,000 to 70,000,000 shares.

Voting and Solicitation

     The cost of soliciting proxies for the special meeting will be borne by us. We have retained Georgeson Shareholder to solicit proxies. Georgeson may contact our shareholders by mail, telephone, telex, telegraph and personal interviews. Georgeson will receive from us a fee of approximately $7,500 for its services, plus reimbursement of out-of-pocket expenses. We have agreed to indemnify Georgeson against certain liabilities and expenses in connection with such solicitation, including liabilities under federal securities laws.

     In addition to this solicitation of proxies, our directors, officers and employees may solicit proxies personally or by telephone, facsimile, or other means of communication. These people will not specifically be compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses incurred in connection with their solicitation. In addition, arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by these agents. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

Vote Required

     The vote required to approve the proposal to amend our articles of incorporation and to increase the number of authorized shares of common stock from 45,000,000 to 70,000,000, is a majority of the votes present and entitled to vote.

Record Date and Shares Outstanding

     The board of directors has fixed the close of business on June 20, 2003 as the record date to determine the shareholders entitled to receive notice of and to vote at the special meeting. Each holder of common stock as of the record date is entitled to one vote per share held on all matters properly presented at the special meeting. Common stock is our only outstanding voting security. As of the record date, there were 32,873,218 shares of common stock outstanding and entitled to vote, held by 114 holders of record, and no shares of series A preferred stock outstanding. All votes on the proposal set forth in this proxy will be taken by ballot.

Quorum; Abstentions; Broker Non-Votes

     For purposes of the vote on the proposal to amend our articles of incorporation and increase the number of authorized shares of common stock, the holders of a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum, which is necessary for the transaction of business at the special meeting. Shares that are voted FOR or AGAINST the proposal are treated as being present at the special meeting for purposes of establishing a quorum for the transaction of business and also are treated as shares “represented and voting” at the special meeting with respect to the proposal.

     Abstentions and broker non-votes (the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be counted as present for purposes of establishing a quorum for the transaction of business. If a quorum is not established at the special meeting, the meeting will be adjourned to solicit more proxies.

     At the special meeting we will transact business until adjournment, even if enough shareholders withdraw and leave less than a quorum or a shareholder refuses (in person or by proxy) to vote or participate in the special meeting.

Adjournment

     If the special meeting is adjourned for any reason, the approval of the proposal may be considered and voted upon by shareholders at a subsequent reconvened special meeting. All proxies will be voted at the reconvened special meeting in the same manner as they would have been voted at the original special meeting except for any proxies that have been properly withdrawn or revoked. Proxy holders can vote for one or more adjournments. If adjournment is requested and your shares are voted FOR the amendment to our articles of incorporation, the proxy holder will vote your shares FOR adjournment, if you voted AGAINST the proposal, the proxy holder will vote your shares AGAINST adjournment.

Revocability of Proxies

     You may revoke your proxy at any time before its exercise. The proxy may be revoked by:

  Filing a written notice of revocation dated after the date of your last proxy with our secretary, Bradley J. Thies, c/o FEI Company at 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793, at or before the vote at the special meeting;
  Signing a later dated proxy relating to the same shares and delivering it to our secretary before the special meeting; or
  Attending the special meeting and voting in person. Attendance at the special meeting, however, will not, in and of itself, constitute a revocation of a proxy.

     If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change these instructions. All valid, unrevoked proxies will be voted at the special meeting in accordance with the instructions given. Executed proxies without instructions will be voted FOR approval of the amendment to our articles of incorporation.

Discretionary Authority

     We do not expect any other matters to be presented at the special meeting other than the proposal to amend our articles of incorporation. If, however, a matter is properly brought before the special meeting, the proxy holders will exercise their discretionary authority and vote in accordance with the recommendation of our board of directors as to other matters that arise at the special meeting.

Shareholder Proposals for 2004 Annual Meeting

     In accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to be eligible for inclusion in our proxy statement for the 2004 annual meeting of shareholders, shareholder proposals must be received at our principal executive offices no later than December 18, 2003. Such proposals should be submitted to our secretary by certified mail, return receipt requested.

     In order for a shareholder proposal to be properly brought before our 2004 annual meeting of shareholders, even if it will not be included in our proxy statement, such proposal must be received by February 20, 2004 (45 days before the month and date in 2003 corresponding to the date on which we mailed our proxy materials for the 2003 annual meeting). Such proposal should be submitted to our secretary by certified mail, return receipt requested. Proxy voting on such proposals at the 2004 annual meeting of shareholders, if any, will be subject to the discretionary voting authority of the designated proxy holders.

     PROPOSAL NUMBER ONE—APPROVAL OF
AMENDMENT TO THE ARTICLES OF INCORPORATION

     Under our Second Amended and Restated Articles of Incorporation, as amended (the “Articles”), we have authorized for issuance 45,000,000 shares of common stock, 493,000 shares of undesignated preferred stock and 7,000 shares of series A preferred stock. On June 7, 2003, our board of directors approved an amendment to the Articles, subject to shareholder approval, to increase the number of shares of common stock authorized for issuance by 25,000,000 shares, bringing the total number of shares of common stock authorized for issuance to 70,000,000.

     As of the record date, we had approximately 32,873,218 shares of common stock outstanding and no shares of preferred stock outstanding. The balance of our authorized but unissued shares are reserved for issuance under our 1998 Employee Share Purchase Plan, 1995 Stock Incentive Plan and 1995 Supplemental Stock Incentive Plan; to Philips Business Electronics International B.V. pursuant to our obligations under the Combination Agreement, dated November 15, 1996, as amended; and upon the conversion of our outstanding convertible subordinated notes issued in August 2001 and June 2003.

     We are seeking additional, authorized shares for several purposes. Our board of directors believes that the availability of additional authorized but unissued shares of common stock will provide it with the flexibility to issue common stock for general corporate purposes, which may be identified in the future, such as to make acquisitions through the use of stock or to establish strategic relationships with other companies. In addition, we are seeking to authorize additional shares to fund possible future needs under employee benefits plans or to effect possible future stock splits. We believe it is beneficial to have shares available to provide us with flexibility in considering these potential uses.

     We intend to use a portion of the additional, authorized shares of common stock to ensure that there is a sufficient reserve of common stock available to fund the conversion of all of our convertible subordinated notes due June 15, 2023, first putable June 15, 2008, which we issued in June 2003. In connection with the issuance of these notes, we agreed with the initial purchasers of the notes to reserve a sufficient number of shares of our common stock for issuance upon conversion of these notes. If we do not have sufficient common stock reserved for conversion of these convertible notes, in certain circumstances, we will be obligated to issue 1.1 shares of preferred stock in lieu of each 1,000 shares of common stock that would have been issued to the holder if we had a sufficient reserve of shares. As part of the June 2003 note offering, our board of directors authorized the creation and reservation of 7,000 shares of series A preferred stock to address these conversion rights. See "Description of Our Capital Stock—Series A Preferred Stock." The proposed increase in the authorized common stock will make available a sufficient number of shares to effect the conversion of all of our outstanding convertible notes and for use in one or more of the previously mentioned purposes.

     Except for the reservation of a sufficient number of shares to accommodate the conversion of the recently issued notes, as contemplated by this proxy statement, the board of directors has no other immediate plans, understandings, agreements or commitments to issue additional common stock for any such purpose. If the shareholders approve the amendment, will have authorized for issuance 70,000,000 shares of common stock and 500,000 shares of undesignated preferred stock.

     No additional action or authorization by our shareholders would be necessary prior to the issuance of the additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which our common stock is then listed or quoted. We reserve the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the board of directors. If the board of directors elects to issue additional shares of common stock, the issuance could have a dilutive effect on earnings per share, voting power, and share holdings of current shareholders.

     The proposed amendment to increase the authorized number of shares of common stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of us, it may be possible for us to endeavor to impede the attempt by issuing shares of the common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of us. The amendment, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. The board of directors is not aware, however, of any attempt to take control of the company and the board of directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

     The proposed amendment to the Articles is attached as Exhibit A to this proxy statement.

Recommendation of the Board of Directors

     The board of directors recommends that the shareholders vote FOR the amendment to the Articles, for the purpose of increasing the number of authorized shares of common stock, no par value, from 45,000,000 to 70,000,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains certain information regarding the beneficial ownership, as of the record date, of our common stock by (i) each person who owns beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) our chief executive officer and each of the four other highest paid executive officers in fiscal year 2002 and (iv) all executive officers and directors as a group. This table is based on information provided to us or filed with the Securities and Exchange Commission by our directors, executive officers and principal shareholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned. Shares that the person has the right to acquire within 60 days of the record date are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group. The “Number of Shares Underlying Options” represents the number of shares subject to options exercisable within 60 days of the record date.

     Unless otherwise indicated, the address of each shareholder listed in the following table is c/o FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793. Applicable percentage ownership in the following table is based on 32,873,218 shares of common stock outstanding as of the record date.

Name and Address (where applicable) of Beneficial Owner	Number of Shares Owned	Number of Shares Underlying Options	Percentage of Shares Beneficially Owned

5% Shareholders
Philips Business Electronics International B.V.	8,391,571	—	25.5%
Building VP-1, PO Box 218
5600 MD Eindhoven
The Netherlands

Capital Group International, Inc.	3,882,510	—	11.8%
11100 Santa Monica Blvd.
Los Angeles, CA 90025

Officers & Directors
Vahé A. Sarkissian	181,644	355,630	1.6%
John A. Doherty	62,600	49,500	*
Michel Epsztein	188	30,000	*
John M. Lindquist	905	78,051	*
Stephen F. Loughlin	1,588	35,000	*
Michael J. Attardo	—	14,750	*
Wilfred J. Corrigan	—	2,333	*
William E. Curran(1)	8,391,571	—	25.5%
William W. Lattin	2,000	17,750	*
Jan C. Lobbezoo(1)	8,391,571	—	25.5%
Gerhard Parker	10,000	4,972	*
Donald R. VanLuvanee	—	21,750	*
All directors and executive officers as a group (15 persons) (2)	280,523	766,915	3.2%

*	Less than 1%
(1)	Includes shares owned by Philips Business Electronics International B.V., for which beneficial ownership has been disclaimed.
(2)	Does not include shares for which beneficial ownership has been disclaimed.

OTHER INFORMATION

DESCRIPTION OF OUR CAPITAL STOCK

     Our authorized capital stock consists of 45,000,000 shares of common stock, no par value, 493,000 shares of undesignated preferred stock, no par value, and 7,000 shares of preferred stock designated as series A.

Common Stock

     As of the record date, there were 32,873,218 shares of common stock outstanding.

     Voting. The Articles provide that each shareholder has the right to one vote for each share of common stock registered in the shareholder’s name on each matter submitted to a shareholder vote. Our bylaws specify that, other than the election of directors and except as otherwise provided by the Articles or by the Oregon Business Corporation Act, all matters to be voted on by shareholders will be approved if the votes cast by shares entitled to vote favoring the action exceed the votes cast opposing the action. Unless otherwise provided in the Articles, directors are elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present. The Oregon Business Corporation Act provides that articles of incorporation may allow cumulative voting for elections of directors of a corporation. Neither the Articles nor our bylaws provide for cumulative voting in the election of directors.

     Dividends and Distributions. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of common stock are entitled to receive ratably such dividends as may be declared and distributions as may be authorized by our board of directors. Under Oregon law, the board of directors of a corporation may authorize and the corporation may make distributions (including dividends) to shareholders only if after giving effect to the distribution (1) the corporation would be able to pay its debts as they become due in the usual course of business and (2) the corporation’s total assets would at least equal the sum of the total liabilities plus, unless the corporation’s articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     Preemptive Rights, Conversion and Redemption. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

     Liquidation, Dissolution and Winding-up. Upon a liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any preferred stock.

     Fractional Shares. No Fractional shares of common stock can be issued. In lieu of any fractional share, a shareholder would receive the cash value of the fractional share.

Preferred Stock

     Our board of directors is authorized, without action by the shareholders, to designate and issue up to 493,000 shares of preferred stock in one or more series. Our board of directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions on these shares.

     Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock.

     As of the record date, we had 7,000 shares of preferred stock designated as series A preferred stock with no shares outstanding. We have no current plans to issue any shares of preferred stock other than the potential issuance of series A preferred stock in the event that both we have insufficient shares of common stock available for issuance upon conversion of the zero coupon convertible subordinated notes due June 15, 2023 and the financial institution that we designate as the exchange agent does not exchange such notes pursuant to the exchange arrangement described above under the section titled “Proposal Number One –Approval of Amendment to the Articles of Incorporation.”

Series A Preferred Stock

     Voting. Each share of series A preferred stock will entitle the holder to 1,000 votes on all matters submitted to a vote of our shareholders. Except as required by law and as to matters that would adversely affect the rights of the series A preferred stock relative to common stock, the series A preferred stock shall vote together with the common stock as a single class on all matters.

     Dividends and Distributions. Subject to the preferences that may be applicable to any senior preferred stock outstanding at the time, each share of series A preferred stock shall be entitled to dividends or distributions equal to 1,000 times any dividends or distributions paid or made on each share of common stock. We may not pay dividends or make distributions on the common stock without making a comparable dividend or distribution on the series A preferred stock.

     Preemptive Rights and Redemption. The series A preferred stock is not entitled to preemptive rights and is not subject to redemption.

     Conversion. The series A preferred stock is not convertible at the election of the holders, but shall be converted automatically, without any further action of any holder, at such time that we have authorized and reserved a sufficient number of shares of common stock to permit the full conversion of all outstanding shares of series A preferred stock into common stock. Each 1.1 shares of series A preferred stock will convert into 1,000 shares of common stock.

     Liquidation, Dissolution and Winding-up. Upon a liquidation, dissolution or winding-up, each share of series A preferred stock is entitled to receive 1,000 times the amount payable on a share of common stock. The series A preferred stock and common stock are paid at the same time.

     Fractional Shares. Fractional shares of series A preferred stock may be issued down to one one-thousandth of a share. Any fractional shares of common stock that would be issued upon conversion of the series A preferred stock shall be paid in cash.

     The shares of series A preferred stock were created and reserved by our board of directors in connection with the issuance of convertible subordinated notes in June 2003.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

Nasdaq National Market Listing

     Our common stock is quoted on the Nasdaq National Market under the symbol “FEIC.”

OTHER MATTERS

     We know of no other matters to be submitted for consideration at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the board of directors may recommend.

     It is important that your shares be represented at the special meeting, regardless of the number of shares that you hold. Accordingly, you are urged to execute and return the accompanying proxy in the enclosed envelope at your earliest convenience.

FOR THE BOARD OF DIRECTORS,

Vahé A. Sarkissian Chief Executive Officer, President and Chairman of the Board of Directors

Dated: July __, 2003

EXHIBIT A

ARTICLES OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FEI COMPANY

1.	The name of the corporation is FEI Company (the “Corporation”).

2.	The first paragraph of Article II.A. of the Corporation’s Second Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:
      “A. The aggregate number of shares which the Corporation shall have the authority to issue is 70,000,000 shares of common stock (“Common Stock”) and 500,000 shares of preferred stock (“Preferred Stock”).”

3.	The amendment was adopted on August 11, 2003 by the shareholders of record of the Corporation on June 20, 2003.

4.	32,873,218 shares of Common Stock were outstanding and entitled to vote on the amendment as of June 20, 2003.

5.	_________ shares of Common Stock were voted for the amendment, ______________ shares of Common Stock were voted against the amendment, and____________ shares of Common Stock abstained.

Dated August __, 2003

FEI Company

By:

Title:

PROXY

FEI COMPANY

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FEI COMPANY FOR A SPECIAL
MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 11, 2003

     The undersigned holder of common stock, no par value, of FEI Company hereby appoints Vahé A. Sarkissian, Stephen F. Loughlin and Bradley J. Thies, or any of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all common stock that the undersigned shareholder would be entitled to vote if personally present at the special meeting of shareholders to be held on Monday, August 11, 2003 at 9:00 a.m. local time, at 5350 NE Dawson Creek Drive, Hillsboro, Oregon, and at any subsequent postponements, continuations or adjournments thereof. The undersigned shareholder hereby revokes any previously executed proxy or proxies for such matters.

     This proxy, when properly executed, will be voted in the manner as directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 AND AT THE BOARD’S RECOMMENDATION AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of FEI either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

     PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

|X|      Please mark votes as in this example.

1.	To approve an amendment to FEI’s Second Amended and Restated Articles of Incorporation, as amended, for the purpose of increasing the number of authorized shares of common stock, no par value, of FEI from 45,000,000 to 70,000,000 shares.

FOR	|_|	AGAINST	|_|	ABSTAIN	|_|

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     |_|

The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which this proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by president or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Signature: _____________________________    Date: _______

Signature: _____________________________    Date: _______